                                                                    EXHIBIT 2.01

                               PURCHASE AGREEMENT
                               ------------------

     THIS PURCHASE AGREEMENT (this "AGREEMENT") made the 31st day of December, 1997, by and among ARGOSY HEALTH NORTHEAST, a Massachusetts general partnership (the "JOINT VENTURE"), NORTHEAST VENTURE PARTNERS, a Pennsylvania limited partnership ("PURCHASER"), ARGOSY HEALTH, L.P., a Pennsylvania limited partnership and the sole general partner of Purchaser and a general partner of the Joint Venture ("ARGOSY LP"), GWYNEDD PARTNERS, INC., a Pennsylvania corporation and the sole general partner of Argosy LP ("GWYNEDD"), G. LINTON SHEPPARD, an individual residing at 2256 Washington Lane, Huntingdon Valley, Pennsylvania and a 24% limited partner of Argosy LP and, together with his spouse, a 50% stockholder of Gwynedd ("SHEPPARD"), JAY W. VANDEGRIFT, JR., an individual residing at 1318 Gypsy Hill Road, Gwynedd Valley, Pennsylvania and a 24% limited partner of Argosy LP and, together with his spouse, a 50% stockholder of Gwynedd ("VANDEGRIFT"; together with the Joint Venture, Purchaser, Argosy LP, Gwynedd and Sheppard, the "ARGOSY PARTIES") and OCCUPATIONAL HEALTH + REHABILITATION INC, a Delaware corporation ("OH+R").

                              W I T N E S S E T H:

     WHEREAS, OH+R and Argosy LP are parties to that certain Partnership Agreement made effective as of September 1, 1996 (as amended, the "PARTNERSHIP AGREEMENT") pursuant to which OH+R and Argosy LP formed the Joint Venture in accordance with the provisions of the Massachusetts Uniform Partnership Act, Massachusetts General Laws, Chapter 108A; and

     WHEREAS, in accordance with the terms of the Partnership Agreement, OH+R acquired and continues to own a 70% Joint Venture Interest (as defined in the Partnership Agreement) in the Joint Venture (the "JOINT VENTURE INTEREST"); and

     WHEREAS, OH+R desires to sell to Purchaser, and Purchaser desires to purchase from OH+R, the Joint Venture Interest on the terms, limitations and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                   PURCHASE AND SALE OF PARTNERSHIP INTEREST
                   -----------------------------------------

     1.1  AGREEMENT TO PURCHASE.  Subject to the terms and conditions hereof and
          ---------------------
in reliance on the representations and warranties set forth herein, on the Closing Date (as defined herein), OH+R shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase from OH+R, for the purchase price set forth in Article 2 hereof, the Joint Venture Interest.

     1.2  TRANSFER.  At the Closing, OH+R shall deliver to Purchaser proper
          --------
assignments sufficient to convey to Purchaser good and marketable title to the Joint Venture Interest, free and clear of all liens, mortgages, leases, pledges, conditional sales agreements, security interests, options, charges, claims, restrictions and encumbrances of any kind ("LIENS") as well as such other instruments of conveyance as counsel for Purchaser may reasonably deem necessary or desirable to effect or evidence the transfers contemplated hereby. Upon the Closing, Purchaser shall become a substitute partner in the Joint Venture and shall succeed to the economic and management interests of the Joint Venture Interest.


                                   ARTICLE 2
                                 PURCHASE PRICE
                                 --------------

     2.1  CONSIDERATION.  In consideration of the transfer of the Joint Venture
          -------------
Interest, at the Closing Purchaser shall deliver to OH+R the "PURCHASE PRICE," which shall consist of the following:

     (a) certificates evidencing 100,502 shares of OH+R common stock, $.001 par value per share, valued at $500,000 (the "SHARES"), duly endorsed for transfer or with duly executed and undated stock powers attached thereto; and

     (b) Purchaser's fixed rate term loan note payable to OH+R in the original principal amount of $917,050 (which amount reflects the amount of the credit referenced in Section 9.3(c) below), which fixed rate term loan note shall be in the form of Exhibit A (the "NOTE"). $117,730 of the original principal amount
            ---------
of the Note shall constitute repayment of the balance of the Existing Debt (as defined herein).

     2.2  TAXES.  The Argosy Parties shall pay all sales, transfer, conveyance,
          -----
or other similar taxes or duties (collectively "TRANSFER TAXES") arising out of or incurred in connection with the transfer of the Joint Venture Interest pursuant to this Agreement.

     2.3  ADDITIONAL PAYMENTS.  The Argosy Parties acknowledge that the Joint
          -------------------
Venture is indebted to OH+R in the amount of $867,730, representing the total amount of costs and expenses incurred by OH+R with respect to the ongoing operation of the Joint Venture through the Closing Date (the "EXISTING DEBT"). At the Closing, the Joint Venture, without any contribution from OH+R, shall repay to OH+R in cash $750,000 of the Existing Debt. $117,730 of the original principal amount of the Note shall constitute repayment of the balance of the Existing Debt. OH+R will provide an itemization of the Existing Debt to the Joint Venture at the Closing. Delivery of the Note and payment of the $750,000 shall constitute payment in full of the Existing Debt.

                                   ARTICLE 3
                             PRE-CLOSING COVENANTS
                             ---------------------

     3.1  CONDUCT OF BUSINESS.  During the period from the date of this
          -------------------
Agreement and continuing until the Closing, OH+R and the Argosy Parties agree (except as expressly provided in this Agreement or the Schedules hereto or to the extent that OH+R shall otherwise consent in writing) that:

     (a) The Joint Venture shall carry on its business (the "BUSINESS") in the ordinary course in substantially the same manner as presently conducted, maintain the Records in substantially the same manner as presently maintained, and preserve the relationships of the Business with customers, suppliers and others. "RECORDS" for purposes of this paragraph shall mean all books of account, general, financial and accounting records, files, patient records, invoices, payment authorizations, certificates of medical need, correspondence to and from customers, suppliers and payors, Medicare intermediary and State Medicaid policies, procedures, bulletins and notices.

     (b) OH+R shall not enter into or assume any pledge or other title retention agreement or permit any Lien to attach upon the Joint Venture Interest.

     (c) Purchaser shall not enter into or assume any pledge or other title retention agreement or permit any Lien to attach upon the Shares.

     (d) OH+R shall not enter into any contract, commitment or agreement which by its terms is binding upon the Joint Venture.

     (e) Notwithstanding anything to the contrary in the Partnership Agreement or in that certain Demand Promissory Note dated January 20, 1997 in the face amount of $500,000 made by the Joint Venture to OH+R or in the documents, instruments or agreements evidencing or securing the same, OH+R shall have no obligation to advance any additional amounts thereunder prior to the Closing Date except as OH+R shall determine in its sole discretion. Any amounts advanced, together with interest thereon as provided in the respective documents, shall be added to the principal amount of the Note pursuant to
Section 2.1(c).

     3.2  NO DISCLOSURE.  No party shall make any public announcement of the
          --------------
negotiations between the parties related to this Agreement, or the transactions contemplated herein, without the prior written consent of OH+R, except as may be required by law. The parties agree that, to the extent feasible, they will advise and confer with each other prior to the issuance of any reports, statements or releases pertaining to this understanding or the transactions contemplated herein.

     3.3  TRANSITION PERIOD.  In furtherance of Section 9.3 below and without
          -----------------
any additional consideration therefor, prior to the Closing Date the Joint Venture shall assist OH+R as OH+R may reasonably request in preparing to transition the current customers of the Business in New England from the Joint Venture to OH+R (including joint communications to such customers concerning the transition so that there is no interruption in current services or in the continuity of care) and shall use reasonable efforts to encourage each of the current customers to continue doing business with OH+R after the Closing Date. No communication regarding the transition shall be made by the Argosy Parties to any current customer of the Business without the involvement and prior approval of OH+R.


                                   ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF OH+R
                     --------------------------------------

     OH+R hereby represents and warrants to the Argosy Parties as follows:

     4.1  ORGANIZATION.  OH+R is a corporation duly incorporated, validly
          ------------
existing and in good standing under the laws of the State of Delaware and is duly licensed and qualified and in good standing in all other jurisdictions where the failure to be so licensed or qualified would have a material adverse effect on its business.

     4.2  CORPORATE AUTHORITY.  All corporate actions have been taken by OH+R
          -------------------
that are necessary for the due authorization, execution and delivery of this Agreement and the other documents, agreements and instruments contemplated hereby and the performance of the acts to be performed by OH+R hereunder and thereunder. Each of this Agreement and such other documents, agreements and instruments constitutes the legal, valid and binding obligation of OH+R, enforceable against OH+R in accordance with its terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of OH+R hereunder and thereunder. The entering into of this Agreement and such other documents, agreements and instruments and the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder do not and will not violate any law, regulation, rule, injunction or court order, or the provisions of OH+R's certificate of incorporation, as amended, or bylaws, or of any note, indenture, mortgage, lease, license agreement or other agreement or instrument to which OH+R is a party or by which OH+R is bound or of which OH+R is maker, or result in the creation of any lien, charge or encumbrance upon the Joint Venture Interest to be sold hereunder, except that the consent of OH+R's lender, BankBoston, was required and was obtained and the consent of the holders of OH+R's preferred stock was required and was obtained.

     4.3  AUTHORIZATION.  No consent, approval, waiver, license, authorization
          -------------
or declaration of, or filing or registration with, any person, firm, corporation or other entity, including, without limitation, any lender, mortgagee, governmental authority, bureau or agency is required in connection with the execution, delivery and performance by OH+R of this Agreement or the consummation of the transactions contemplated hereby, except for consents and approvals as may be required by applicable securities laws, and, except that the consent of OH+R's lender, BankBoston, was required and was obtained and the consent of the holders of OH+R's preferred stock was required and was obtained.

     4.4  TITLE TO JOINT VENTURE INTEREST.  Except for a Lien in favor of OH+R's
          -------------------------------
lender, BankBoston, OH+R has good and marketable title to the Joint Venture Interest, free and clear of any and all Liens. OH+R is free to transfer and assign the Joint Venture Interest to Purchaser without obtaining the consent or approval of any person or entity, except that the consent of OH+R's lender, BankBoston, was required and was obtained.

     4.5  BROKERAGE AND FINDER'S FEES.  Neither OH+R nor any of its officers,
          ---------------------------
employees or agents has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against the Argosy Parties.


                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF THE ARGOSY PARTIES
              ----------------------------------------------------

     The Argosy Parties jointly and severally hereby represent and warrant to OH+R as follows:

     5.1  ORGANIZATION.  Each of Purchaser and Argosy LP is a limited
          ------------
partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly licensed and qualified and in good standing in all other jurisdictions where the failure to be so licensed or qualified would have a material adverse effect on its business. Gwynedd is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly licensed and qualified and in good standing in all other jurisdictions where the failure to be so licensed or qualified would have a material adverse effect on its business. Sheppard, Vandegrift and their respective spouses are the sole stockholders of Gwynedd, and Gwynedd is the sole general partner of Argosy LP. Sheppard and Vandegrift are limited partners of Argosy LP, and Argosy LP is the sole general partner of Purchaser. Each of the partners of Argosy LP and each of the partners of Purchaser and their respective partnership interests are as shown on Schedule
                                                                     --------
5.1.  Each of Purchaser, Argosy LP and Gwynedd has the power to carry on its
---
business as now conducted and holds all permits, licenses, certificates of need, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor. Each of the Argosy Parties has full power and authority under all federal, state and local laws to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. None of the Argosy Parties holds or owns, directly or indirectly, any debt or equity securities of any other corporation, or has any direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity other than as identified on Schedule 5.1.
                                                    ------------

     5.2  ORGANIZATIONAL DOCUMENTS.  With respect to each of Purchaser and
          ------------------------
Argosy LP, the Argosy Parties have delivered to OH+R a complete and correct copy of its certificate of limited partnership and limited partnership agreement, each as amended to date. With respect to Gwynedd, the Argosy Parties have delivered to OH+R a complete and correct copy of its certificate of incorporation and bylaws, each as amended to date. Each of the foregoing are in full force and effect, and none of the Argosy Parties, or to the Argosy Parties' knowledge, any other party to such organizational documents, is in violation of any of the provisions thereof. There are no proceedings for the amendment or modification of or any other change in such organizational documents.

     5.3  LEGAL AUTHORITY.  All limited partnership actions have been taken by
          ---------------
Argosy LP and Purchaser, respectively, and all corporate actions have been taken by Gwynedd, that are necessary for the due authorization, execution and delivery of this Agreement and the other documents, agreements and instruments contemplated hereby and the performance of the acts to be performed by each of them hereunder and thereunder. Each of this Agreement and such other documents, agreements and instruments constitutes the legal, valid and binding obligation of each of the Argosy Parties, enforceable against each of them in accordance with its terms subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally from time to time in effect, and subject to any equitable principles limiting the right to obtain specific performance of certain obligations of the Argosy Parties hereunder and thereunder. The entering into of this Agreement and such other documents, agreements and instruments, the consummation of the transactions contemplated hereby and thereby and the performance of the obligations hereunder and thereunder do not and will not violate any law, regulation, rule, injunction or court order, or any provision of Argosy LP's or Purchaser's respective certificate of limited partnership or partnership agreement, or of Gwynedd's certificate of incorporation or bylaws, or of any note, indenture, mortgage, lease, license agreement or other agreement or instrument to which any of the Argosy Parties is a party or by which any of them is bound or of which any of the Argosy Parties is maker.

     5.4  AUTHORIZATION.  No consent, approval, waiver, license, authorization
          -------------
or declaration of, or filing or registration with, any person, firm, corporation or other entity, including, without limitation, any lender, mortgagee, governmental authority, bureau or agency is required in connection with the execution, delivery and performance by any of the Argosy Parties of this Agreement or the consummation of the transactions contemplated hereby.

     5.5  TITLE TO SHARES.  Purchaser has good and marketable title to the
          ---------------
Shares, free and clear of any and all Liens and is free to transfer and assign the Shares to OH+R without obtaining the consent or approval of any person or entity.

     5.6  LITIGATION.  There is no action, suit or proceeding pending or, to the
          ----------
best of the Argosy Parties' knowledge, threatened against any of the Argosy Parties, at law, in equity, by way of arbitration or before any governmental department, commission, board or agency. To the best of the Argosy Parties' knowledge, there are no existing facts or conditions which might give rise to any charge, claim, litigation, proceeding, or investigation by any third party which is likely to materially adversely affect any of them.

     5.7  FINANCIAL STATEMENTS.  Attached as Schedule 5.7 are internally-
          --------------------               ------------
prepared financial statements for each of the Argosy Parties (other than Sheppard and Vandegrift) for the most recent fiscal year ended and current personal financial statements for each of Sheppard and Vandegrift. The financial statements for each of the Argosy Parties (other than Sheppard and Vandegrift) have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly and accurately present the financial condition and results of the operation of each of the Argosy Parties (other than Sheppard and Vandegrift) as of the dates and for the periods indicated. The personal financial statements of Sheppard and Vandegrift fairly and accurately present the financial condition of each of them as of the dates indicated.

     5.8  TITLE TO ASSETS.  Each of the Argosy Parties has good and marketable
          ---------------
title to all of its assets, real and personal, tangible and intangible, free and clear of any and all Liens, except as set forth in Schedule 5.8.
                                                   ------------

     5.9  BROKERAGE AND FINDER'S FEES.  Neither any of the Argosy Parties nor
          ---------------------------
any of their respective partners, officers, employees or agents has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against OH+R.

     5.10 MATERIAL MISSTATEMENTS OR OMISSIONS.  No representation or warranty by
          -----------------------------------
the Argosy Parties in this Agreement, the other agreements contemplated hereby or any document, statement, certificate or schedule furnished or to be furnished to OH+R by, or on behalf of, the Argosy Parties pursuant hereto or thereto contains, or will when furnished contain, any untrue statement of a material fact, or omits, or will then omit, to state, a material fact necessary to make the statement of facts contained therein not materially misleading.


                                   ARTICLE 6
                             CONDITIONS TO CLOSING
                             ---------------------

     6.1  CONDITIONS TO OH+R'S OBLIGATIONS.  The obligations of OH+R hereunder
          --------------------------------
shall be subject to the following conditions, except as OH+R may waive the same in writing:

     (a)  Representations and Warranties.  The representations and warranties
          ------------------------------
made by the Argosy Parties in Section 5 hereof shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     (b)  Compliance.  As of the Closing Date, the Argosy Parties shall have
          ----------
fully complied with, and shall have fully performed the terms, conditions, covenants and obligations of this Agreement and the other agreements contemplated hereby to be performed or complied with at, or prior to, the Closing Date.

     (c)  Proceedings.  On or before the Closing Date, all actions, proceedings,
          -----------
instruments and documents required by, or on behalf of, the Argosy Parties to execute, deliver and carry out this Agreement, and all agreements incidental thereto, and all other related legal matters, shall be reasonably satisfactory to OH+R and its counsel.

     (d)  Opinion of Counsel.  OH+R shall have received an opinion of counsel
          ------------------
for the Argosy Parties dated the Closing Date, in form and substance reasonably satisfactory to OH+R and its counsel.

     (e)  Delivery of Closing Documents.  OH+R shall have received the documents
          -----------------------------
described in Section 7.2.

     (f)  Necessary Consents.  OH+R shall have obtained the consent in writing
          ------------------
of all necessary persons to the transactions contemplated by this Agreement and the transactions contemplated hereby.

     (g)  Due Diligence.  OH+R shall have completed its due diligence
          -------------
investigation of the Argosy Parties and shall be satisfied in OH+R's discretion with the results of such investigation and with its calculation of the costs and expenses incurred by it in the ongoing operation of the Joint Venture prior to the Closing Date.

     (h)  Report of Accountants.  OH+R shall have received a report from its
          ---------------------
accountants concluding that the consummation of the transactions contemplated hereby will not result in a loss to OH+R for accounting purposes or have an adverse tax consequence to OH+R.

     6.2  CONDITIONS TO THE ARGOSY PARTIES' OBLIGATIONS.  The obligations of the
          ---------------------------------------------
Argosy Parties hereunder shall be subject to the following conditions, except as the Argosy Parties may waive the same in writing:

     (a)  Representations and Warranties.  The representations and warranties
          ------------------------------
made by OH+R in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

     (b)  Compliance.  As of the Closing Date, OH+R shall have fully complied
          ----------
with, and shall have fully performed the terms, conditions, covenants and obligations of, this Agreement and the other agreements contemplated hereby to be performed or complied with at, or prior to, the Closing Date.

     (c)  Proceedings.  On or before the Closing Date, all actions, proceedings,
          -----------
instruments and documents required by, or on behalf of, OH+R to execute, deliver and carry out this Agreement and all agreements incidental hereto, and all other related legal matters, shall be reasonably satisfactory to the Argosy Parties and their counsel.

     (d)  Delivery of Closing Documents.  The Argosy Parties shall have received
          -----------------------------
the documents described in Section 7.1.

     (e)  Opinion of Counsel.  The Argosy Parties shall have received an opinion
          ------------------
of counsel for OH+R dated the Closing Date, in form and substance reasonably satisfactory to the Argosy Parties and their counsel.


                                   ARTICLE 7
                               CLOSING DOCUMENTS
                               -----------------

     7.1  OH+R'S CLOSING OBLIGATIONS.  At the Closing, OH+R shall deliver to the
          --------------------------
Argosy Parties the following:

     (a) A good standing certificate of recent date of OH+R from the State of Delaware.

     (b)  An incumbency certificate of OH+R.

     (c) A certified copy of the resolutions of the Board of Directors of OH+R authorizing the execution and delivery by OH+R of this Agreement and all related agreements and the consummation of the transactions contemplated hereby.

     (d) A certificate signed by an authorized officer of OH+R, on behalf of OH+R, to the effect that the representations and warranties of OH+R made herein are true and correct as of the Closing Date and that OH+R has fully performed all of its pre-closing commitments hereunder.

     (e)  An assignment conveying the Joint Venture Interest to Purchaser.

     (f) Such other specific assignments and other instruments of conveyance as Purchaser and/or Purchaser's counsel may reasonably request.

     (g)  Copies of all consents obtained by OH+R pursuant to Section 6.1(g).

     (h)  An itemization of costs and expenses incurred by OH+R as required by
Section 2.1(c).

     (i) The original Demand Promissory Note dated January 20, 1997 in the face amount of $500,000 made by the Joint Venture to OH+R, marked "PAID," together with appropriate uniform commercial code termination statements.

     (j) A written opinion addressed to the Argosy Parties and dated the Closing Date from OH+R's counsel.

     7.2  THE ARGOSY PARTIES' CLOSING OBLIGATIONS.  At the Closing, the Argosy
          ---------------------------------------
Parties shall deliver to OH+R the following:

     (a) A good standing certificate or certificate of existence of recent date of Argosy LP, Gwynedd and Purchaser from the Commonwealth of Pennsylvania.

     (b) (1) An incumbency certificate of Argosy LP and Purchaser, including certified copies of their respective certificate of limited partnership and limited partnership agreement, as amended through the Closing Date; and (2) an incumbency certificate of Gwynedd, including certified copies of its certificate of incorporation and bylaws, as amended through the Closing Date.

     (c) (1) A certified copy of the resolutions adopted by Argosy LP and Purchaser and, if applicable, its partners authorizing the execution and delivery by Argosy LP and Purchaser of this Agreement and all related agreements and the consummation of the other transactions contemplated hereby; and (2) a certified copy of the resolutions of the Board of Directors of Gwynedd authorizing the execution and delivery by Gwynedd of this Agreement and all related agreements and the consummation of the transactions contemplated hereby.

     (d) (1) A certificate signed by an authorized officer of the general partner of Argosy LP and Purchaser, on behalf of Argosy LP and Purchaser, to the effect that the representations and warranties of Argosy LP and Purchaser made herein are true and correct as of the Closing Date and that Argosy LP and Purchaser have fully performed all of their pre-closing commitments hereunder;
(2) a certificate signed by an authorized officer of Gwynedd, on behalf of Gwynedd, to the effect that the representations and warranties of Gwynedd made herein are true and correct as of the Closing Date and that Gwynedd has fully performed all of its pre-closing commitments hereunder; and (3) a certificate signed by each of Sheppard and Vandegrift to the effect that the representations and warranties of Sheppard and Vandegrift made herein are true and correct as of the Closing Date and that each of Sheppard and Vandegrift has fully performed all of his pre-closing commitments hereunder.

     (e) A written opinion addressed to OH+R and dated the Closing Date from the Argosy Parties' counsel.

     (f)  The Note.

     (g) The original certificates evidencing the Shares, duly endorsed for transfer or with duly executed and undated stock powers attached thereto.

     (h)  A security agreement substantially in the form of Exhibit B from each
                                                            ---------
of the Joint Venture and Purchaser, together with appropriate uniform commercial code financing statements.

     (i)  A guaranty substantially in the form of Exhibit C from each of Argosy
                                                  ---------
LP, the Joint Venture, Gwynedd, Sheppard and Vandegrift.

     (j)  (1) A pledge agreement substantially in the form of Exhibit D-1 from
                                                              -----------
each of Sheppard and Vandegrift pledging to OH+R their respective limited partnership interests in Argosy LP, together with appropriate uniform commercial code financing statements; (2) a pledge agreement substantially in the form of

Exhibit D-1 from Gwynedd pledging to OH+R its general partnership interests in
-----------
Argosy LP, together with appropriate uniform commercial code financing statements; (3) pledge agreements substantially in the form of Exhibit D-1 from
                                                               -----------
Argosy LP pledging to OH+R its general partnership interests in Purchaser and the Joint Venture, together with appropriate uniform commercial code financing statements; and (4) a stock pledge agreement substantially in the form of

Exhibit D-2 from each of Sheppard and Vandegrift and their respective spouses
-----------
pledging to OH+R their respective shares of capital stock of Gwynedd, together with the original share certificates with duly executed and undated stock powers attached thereto.

     (l)  (1)  A subordination agreement substantially in the form of Exhibit E-
                                                                      ---------
1 from Argosy LP subordinating its right to receive payments under that certain
-
Management Agreement made effective as of September 1, 1996, between Argosy LP and the Joint Venture, together with appropriate uniform commercial code financing statements; and (2) a subordination agreement substantially in the form of Exhibit E-2 from Gwynedd subordinating its right to receive payments for
        -----------
management services under that certain oral agreement between Argosy LP and Gwynedd, together with appropriate uniform commercial code financing statements.

     (m) Evidence of hazard and liability insurance on all collateral pledged to OH+R by the Argosy Parties in amounts and with companies satisfactory to OH+R and naming OH+R as loss payee on the hazard insurance and an additional insured on the liability insurance, and providing that OH+R shall receive thirty (30) days' prior written notice of any policy cancellation or material change.

     (n) The Joint Venture, without any contribution from OH+R, shall repay to OH+R in cash $750,000 of the Existing Debt.


                                   ARTICLE 8
                                    CLOSING
                                    -------

     The consummation of the purchase and sale contemplated hereby will take place at a closing (the "CLOSING") at the offices of Shipman & Goodwin LLP, One American Row,

Hartford, Connecticut 06103 on or before December 31, 1997 (the "CLOSING DATE"), time being the essence hereof, or at such other place, time or date as may be agreed to by the parties hereto in writing. All documents to be delivered at the Closing and acts to be performed thereat shall be deemed to have been taken simultaneously. As used herein, the terms "Closing" and "Closing Date" are interchangeable and shall have the same substantive meaning for all purposes of this Agreement.


                                   ARTICLE 9
                             POST-CLOSING COVENANTS
                             ----------------------

     9.1  ADDITIONAL DOCUMENTATION.  At any time and from time to time after the
          ------------------------
Closing Date, OH+R will execute and deliver such other instruments of conveyance and transfer as Purchaser reasonably may require more effectively to convey to, transfer to, and vest in Purchaser, or to put Purchaser in possession of, any or all of the Joint Venture Interest. OH+R shall provide to the Joint Venture all information and supporting documentation in OH+R's possession reasonably requested by the Joint Venture to permit it to bill for services rendered by OH+R on behalf of the Joint Venture in New England prior to the Closing Date.

     9.2  ADDITIONAL COVENANTS.  For so long as any part of the Note remains
          --------------------
unpaid, the Argosy Parties will comply with the affirmative and negative covenants set forth in Schedule 9.2. Failure of any of the Argosy Parties to
                       ------------
comply with all applicable covenants shall constitute an "EVENT OF DEFAULT" hereunder, under the Note and under the documents, instruments and agreements evidencing, securing and guarantying the same (the "LOAN DOCUMENTS").

     9.3  COVENANT NOT TO COMPETE.  (a)  As an inducement for OH+R to enter into
          -----------------------
this Agreement and to sell the Joint Venture Interest, for a period of eighteen
(18) months from the Closing Date, except as OH+R may otherwise consent in writing, the Argosy Parties shall not, directly or indirectly, as principal, agent, partner, member, shareholder, trustee, consultant, independent contractor or otherwise: (i) manage, operate, control or otherwise be in any manner affiliated or connected with, or engage or participate in the management, operation or control of any business or entity which as one of its business activities competes, directly or indirectly, with OH+R or any professional corporation or clinic with which OH+R has contracted to provide management services in providing occupational and rehabilitative health services within New England (Connecticut, Massachusetts, Rhode Island, New Hampshire, Vermont and Maine); or (ii) own, participate in the ownership of, lend money, guarantee loans, make gifts of money or other property, or otherwise lend financial or other assistance in any form to any person, firm, association, partnership, venture, corporation or other business entity which is engaged, or will within the period prescribed above engage in any of the activities prohibited by clause
(i). It is intended that this covenant shall supersede in its entirety Article 10 of the Partnership Agreement, which Article 10 shall be of no further force or effect as it relates to OH+R subsequent to the Closing Date.

     (b) Notwithstanding subparagraph (a), if a current customer of Argosy LP or the Joint Venture other than Liberty Mutual whose principal office is outside of New England requests in writing that Argosy LP or the Joint Venture, as the case may be, provide services to such customer within New England, Argosy LP or the Joint Venture, as the case may be, shall so notify OH+R in writing, and Argosy LP or the Joint Venture, as the case may be, may render such services provided that (i) such services are rendered by OH+R's personnel retained for such purposes, and (ii) Argosy LP or the Joint Venture, as the case may be, pays to OH+R on a monthly basis an amount equal to the direct costs incurred by OH+R in providing such personnel plus fifty percent (50%) of the operating profits received by Argosy LP or the Joint Venture, as the case may be, with respect to such services for such customer in New England. In determining operating profits, no deduction shall be taken for management fees, overhead allocations, depreciation, interest, amortization, taxes and similar non-operating expenses. A detailed accounting of such operating profits shall be provided to OH+R for its review and approval. OH+R shall be permitted upon its request to inspect the books and records of Argosy LP or the Joint Venture, as the case may be, and to ask questions of their respective partners with respect to such services and the operating profits generated thereby.

     (c) In furtherance of this Section 9.3 and without any additional consideration therefor (except as provided below), the Joint Venture shall assign, convey, transfer and deliver to Purchaser on the Closing Date those assets of the Joint Venture utilized by the Joint Venture in the operation of the Business in New England, which assets are in the possession of OH+R on the Closing Date (the "NEW ENGLAND ASSETS"), free and clear of all Liens, and the Argosy Parties shall permit OH+R to continue to use those licenses, forms and procedures utilized by the Joint Venture in the operation of the Business in New England prior to the Closing Date. The Argosy Parties shall pay all Transfer Taxes arising out of or incurred in connection with the transfer of the New England Assets pursuant to this Agreement. The Argosy Parties shall be entitled to a credit against the Purchase Price in the amount of $5,500 in full payment for the New England Assets. At any time and from time to time after the Closing Date, the Joint Venture will execute and deliver such other instruments of conveyance and transfer as OH+R reasonably may require more effectively to convey to, transfer to, and vest in OH+R, or to put OH+R in possession of, any or all of the New England Assets. Nothing herein shall constitute an assumption by OH+R of any liabilities of the Argosy Parties with respect to the operation of the Business in New England prior to the Closing Date.

     (d) In furtherance of this Section 9.3 and without any additional consideration therefor, the Joint Venture shall assist OH+R as OH+R may reasonably request in transitioning the current customers of the Business in New England from the Joint Venture to OH+R (including joint communications to such customers concerning the transition so that there is no interruption in current services or in the continuity of care) and shall use reasonable efforts to encourage each of the current customers to continue doing business with OH+R after the Closing Date. No communication regarding the transition shall be made by the Argosy Parties to any current customer of the Business without the involvement and prior approval of OH+R.

     9.4  COVENANT NOT TO SOLICIT.  As an inducement for OH+R to enter into this
          -----------------------
Agreement and to sell the Joint Venture Interest, for a period of eighteen (18) months from the Closing Date, except as OH+R may otherwise consent in writing, the Argosy Parties shall not employ or engage or solicit the employment or engagement of any personnel of OH+R. For a period of eighteen (18) months from the Closing Date, except as the Argosy Parties may otherwise consent in writing, OH+R shall not directly solicit the employment or engagement of any personnel of the Argosy Parties, but OH+R may employ or engage such personnel if such employment or engagement does not result from direct solicitation.

     9.5  NO DISCLOSURE.  No party shall make any public announcement of the
          -------------
negotiations between the parties related to this Agreement, or the transactions contemplated herein, without the prior written consent of OH+R, except as may be required by law. The parties agree that, to the extent feasible, they will advise and confer with each other prior to the issuance of any reports, statements or releases pertaining to this understanding or the transactions contemplated herein.

     9.6  INJUNCTIVE RELIEF; SEVERABILITY.
          -------------------------------

     (a)  Injunctive Relief.  The Argosy Parties acknowledge that any violation
          -----------------
of any provision of Sections 9.3 through 9.5 will cause irreparable harm to OH+R, that damages for such harm will be incapable of precise measurement and that, as a result, OH+R will not have an adequate remedy at law to redress the harm caused by such violations. Therefore, in the event of a violation of Sections 9.3 through 9.5 in addition to its other remedies, OH+R shall be entitled, without the necessity of proof of actual damage, to injunctive relief, including but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any such violation. The Argosy Parties agree to and hereby do submit to jurisdiction before any state or federal court of record in the state and county in which such violation may occur, at OH+R's election, for that purpose, and the Argosy Parties hereby waive any right to raise the question of jurisdiction and venue in any action that OH+R may bring in any such court against the Argosy Parties.

     In addition to other relief to which it shall be entitled, OH+R shall be entitled to recover from the Argosy Parties the costs and reasonable attorneys' fees incurred by OH+R in seeking (i) enforcement of Sections 9.3 through 9.5 and
(ii) relief from any violation of any restriction contained in Sections 9.3 through 9.5.

     (b)  Severability.  Should any clause, portion or paragraph of Sections 9.3
          ------------
through 9.5 be unenforceable or invalid for any reason, such unenforceability or invalidity shall not affect the enforceability or validity of the remainder of Sections 9.3 through 9.5. Should any particular covenant or restriction be held to be unreasonable or unenforceable for any reason, including without limitation the time period, geographical area and scope of activity covered by such covenant, then such covenant or restriction shall be given effect and enforced to the greatest extent that would be reasonable and enforceable.

     9.7  PARTNERSHIP AGREEMENT.  From and after the Closing Date, OH+R shall
          ---------------------
not be bound by, and the Argosy Parties hereby release OH+R from the performance of, the terms and provisions of the Partnership Agreement or any liability arising thereunder.

     9.8  ASSET PURCHASE AGREEMENT.  From and after the Closing Date, OH+R shall
          ------------------------
not be bound by, and the Argosy Parties hereby release OH+R from the performance of, the terms and provisions of that certain Asset Purchase Agreement made effective September 1, 1996 by and between OH+R and Argosy LP, and the documents, instruments and agreements executed and/or delivered in connection therewith, or any liability arising thereunder.


                                   ARTICLE 10
                                INDEMNIFICATION
                                ---------------

     10.1 SURVIVAL PERIOD.  All representations and warranties made by OH+R and
          ---------------
the Argosy Parties herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall be deemed to have been relied upon by the respective party to whom they are addressed notwithstanding any investigation heretofore made or omitted by such party and shall survive the Closing for a period of three (3) years after the Closing Date. All covenants made by OH+R and the Argosy Parties herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing until the later of (i) three (3) years after the Closing Date and (ii) the expiration of the applicable statute of limitations.

     10.2 INDEMNIFIED LOSSES.  For the purpose of this Section 10 and when used
          ------------------
elsewhere in this Agreement, "Losses" shall mean and include any and all liability, loss, damage, claim, expense, cost, obligation or injury including those resulting from any and all actions, suits, proceedings, demands, assessments and judgments, together with reasonable costs and expenses including the attorneys' fees and other legal costs and expenses relating thereto.

     10.3 INDEMNIFICATION BY OH+R.  OH+R agrees to indemnify and hold harmless
          -----------------------
the Argosy Parties and their respective directors, officers, employees, partners and agents against and in respect of any Losses which arise out of or result from any material inaccuracy in or breach or non-performance of any covenant, representation, warranty or agreement made by OH+R herein, or in any certificate, schedule or exhibit delivered pursuant hereto.

     10.4 INDEMNIFICATION BY THE ARGOSY PARTIES.  The Argosy Parties jointly and
          -------------------------------------
severally agree to indemnify and hold harmless OH+R and its directors, officers, employees and agents against and in respect of any Losses which arise out of or result from:

     (a) any material inaccuracy in or breach or non-performance of any covenant, representation, warranty or agreement made by the Argosy Parties herein, or in any certificate, schedule or exhibit delivered pursuant hereto;

     (b) any obligations or liabilities of the Joint Venture or any partner thereof, whether arising before or after the Closing Date, other than obligations or liabilities arising solely out of actions taken by OH+R on behalf of the Joint Venture with respect to the Business in New England prior to the Closing Date; and

     (c)  Transfer Taxes.

     10.5 PROCEDURES FOR THIRD PARTY INDEMNIFICATION.  If any action, suit or
          ------------------------------------------
proceeding shall be commenced against, or any claim or demand be asserted against, OH+R or its directors, officers, employees and agents, on the one hand, or the Argosy Parties or their respective directors, officers, employees, partners and agents, on the other hand, as the case may be, in respect of which such party proposes to demand indemnification under Section 10.3 or 10.4, as a condition precedent thereto, the party seeking indemnification ("INDEMNITEE") shall promptly notify the other party ("INDEMNITOR") in writing to that effect, and with reasonable particularity and containing a reference to the provisions of this Agreement. The Indemnitor shall have the right to assume the entire control of the defense, compromise or settlement thereof, and in connection therewith, the Indemnitee shall cooperate fully in all respects with the Indemnitor in any such defense, compromise or settlement, and the Indemnitee shall make available to the Indemnitor all pertinent information and documents under the control of the Indemnitee. The Indemnitee shall have the right to approve counsel selected by the Indemnitor, which approval shall not be unreasonably withheld. The Indemnitee shall have the right to participate in any such action (at its expense and with counsel of its choice). The Indemnitor will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnitee, which consent will not be unreasonably withheld or delayed. So long as the Indemnitor is defending in good faith any such claim or demand asserted by a third party against the Indemnitee, the Indemnitee shall not settle or compromise such claim or demand without the prior written consent of the Indemnitor, which consent will not be unreasonably withheld or delayed. The Indemnitee shall make available to the Indemnitor or its agents all records and other materials in the Indemnitee's possession reasonably required by it for its use in contesting any third party claim or demand. If the Indemnitor shall fail to defend any such action, suit, proceeding, claim or demand, then the Indemnitee may defend, through counsel of its own choosing, such action, suit, proceeding, claim or demand and (so long as Indemnitee gives the Indemnitor at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the Indemnitor to then undertake the defense thereof if Indemnitor objects to the proposed settlement) to settle such action, suit, proceeding, claim or demand and to recover from the Indemnitor the amount of such Losses.

     10.6 NOTICE OF CLAIMS.  Upon discovery of any breach of the covenants,
          ----------------
representatives and warranties of OH+R or the Argosy Parties herein contained (other than as a result of the bringing of any action, suit or proceeding or the assertion of any claim or demand referred to in Section 10.5), OH+R or the Argosy Parties, as the case may be, shall give written notice to the other promptly after the discovery of such breach.

     10.7 PERIOD FOR MAKING CLAIMS.  No claim for indemnification under this
          ------------------------
Agreement shall be brought after the end of the applicable period set forth in
Section 10.1 hereof and, at the end of each said period, all liabilities of any nature of the parties pertaining to claims hereunder shall terminate and cease to exist except as to any liability asserted prior thereto in a written notice containing sufficient detail to identify the nature and scope of said liability which is received within said period by the proper recipient.


                                   ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1 EXPENSES.  Each of the parties hereto shall bear its own expenses in
          --------
connection with the negotiation and consummation of the transactions contemplated hereby.

     11.2 NOTICES.  Any notice required or permitted to be given under this
          -------
Agreement shall be in writing and shall be delivered personally or sent by certified or registered United States mail, postage prepaid, return receipt requested and addressed as follows:

          (a)  If to the Argosy Parties:

               Argosy Health, L.P.
               120 Gibraltar Road, Suite 310
               Horsham, PA 19044
               Attention:  G. Linton Sheppard, President

               with a copy to:

               Stephen A. Salvo, Esq.
               Salvo, Russell and Fichter
               1767 Sentry Parkway West, Suite 210
               Blue Bell, PA  19422


          (b)  If to OH+R:

               Occupational Health + Rehabilitation Inc
               175 Derby Street, Suite 36
               Hingham, MA  02043-4058
               Attention: John C. Garbarino, President and Chief Executive
Officer
               with copies to:

               Donna L. Brooks, Esq.
               Shipman & Goodwin LLP
               One American Row
               Hartford, CT  06103-2819

               Occupational Health + Rehabilitation Inc.
               175 Derby Street, Suite 36
               Hingham, MA  02043-4058
               Attention: Richard P. Quinlan, General Counsel and Chief Financial Officer

     11.3 ENTIRE AGREEMENT.  This Agreement and the ancillary written agreements
          ----------------
contemplated hereby, constitute the entire agreement between the parties, and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement and said ancillary written agreements. This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated herein. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     11.4 EXECUTION OF COUNTERPARTS.  For the convenience of the parties, this
          -------------------------
Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     11.5 ASSIGNMENT.  This Agreement may not be assigned by the Argosy Parties
          ----------
without the express written consent of OH+R.

     11.6 BENEFIT AND BURDEN.  This Agreement shall be binding upon, and shall
          ------------------
inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

     11.7 APPLICABLE LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the Commonwealth of Massachusetts (excluding application of any choice of law doctrines that would make applicable the law of any other state) and, where appropriate, applicable federal law.

     11.8 MODIFICATION/WAIVER.  This Agreement may be amended only by the
          -------------------
parties hereto by an instrument in writing signed by or on behalf of each of the parties hereto. Any term or provision of this Agreement may be waived only in writing by the party or parties who are entitled to the benefits being waived.

     IN WITNESS WHEREOF, the parties hereto have caused their respective names to be hereunto subscribed as of the date and year first above written.


                         ARGOSY HEALTH NORTHEAST

                         BY:  ARGOSY HEALTH, L.P., its general partner
                         BY:  GWYNEDD PARTNERS, INC., its general partner



                         By:  /s/ Jay W. Vandegrift, Jr.
                              ---------------------------------------
                              Name:  /s/ Jay W. Vandegrift, Jr.
                                     --------------------------
                              Title: Chairman
                                     --------------------------


                         NORTHEAST VENTURE PARTNERS

                         BY:  ARGOSY HEALTH, L.P., its general partner
                         BY:  GWYNEDD PARTNERS, INC., its general partner



                         By:  /s/ Jay W. Vandegrift, Jr.
                              ---------------------------------------
                              Name:  /s/ Jay W. Vandegrift, Jr.
                                     --------------------------
                              Title: Chairman
                                     --------------------------



                         ARGOSY HEALTH, L.P.

                         BY:  GWYNEDD PARTNERS, INC., its general partner



                         By:  /s/ Jay W. Vandegrift, Jr.
                              ---------------------------------------
                              Name:  /s/ Jay W. Vandegrift, Jr.
                                     --------------------------
                              Title: Chairman
                                     --------------------------

                         GWYNEDD PARTNERS, INC.



                         By:  /s/ Jay W. Vandegrift, Jr.
                              ---------------------------------------
                              Name:  /s/ Jay W. Vandegrift, Jr.
                                     --------------------------
                              Title: Chairman
                                     --------------------------



                         /s/ G. Linton Sheppard
                         --------------------------------------------
                         G. Linton Sheppard



                         /s/ Jay W. Vandegrift, Jr.
                         --------------------------------------------
                         Jay W. Vandegrift, Jr.



                         OCCUPATIONAL HEALTH + REHABILITATION INC



                         By:  /s/ John C. Garbarino
                              ---------------------------------------
                              John C. Garbarino
                              Its President and Chief Executive Officer

     The following schedules and exhibits of the Purchase Agreement have been omitted:


Schedule 5.1                               Argosy Parties and Ownership
Schedule 5.7                               Argosy Financial Statements
Schedule 5.8                               Liens
Schedule 9.2                               Covenants




Exhibit A                                  Fixed Rate Term Loan Note
Exhibit B                                  Security Agreement
Exhibit C                                  Guaranty
Exhibits D-1 and -2                        Pledge Agreements
Exhibits E-1 and -2                        Subordination Agreements


     The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.